Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Eidos Therapeutics, Inc. Amended and Restated 2018 Stock Option and Incentive Plan of our report dated February 26, 2020, with respect to the financial statements of Eidos Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

June 9, 2020